TCW - Value Equity Fund

APPENDIX C

RULE 10F-3 REPORT FORM FOR ADVISERS

GuideStone Funds
Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.  Name of Fund:	GuideStone Funds (PF 4510)

2.  Name of Issuer:	General Electric Co. (GE)

3.  Underwriter from whom purchased:	Goldman Sachs & Co.

4.  "Affiliated Underwriter" managing or participating in
underwriting syndicate:     Cowen & Co.

5.  Aggregate principal amount of purchase by all investment companies advised by the Adviser:  $1,247,502.16

6.  Aggregate principal amount of offering:	$12,189,106,250.00

7.  Purchase price (net of fees and expenses):	$22.25

8.  Offering price at close of first day on which any sales were
made:   $22.25

9.  Date of Purchase:	October 2, 2008

10.  Date offering commenced: 	October 2, 2008

11.  Commission, spread or profit:	1.5%	$0.33375/share

12.  Have the following conditions been satisfied:     X  Yes	  No

											YES		NO
      a.  The securities are:
          part of an issue registered under the Securities Act
          of 1933which is being offered to the public;            Y

      	part of an issue of government securities;

      	Eligible Municipal Securities;

      	sold in an Eligible Foreign Offering; OR sold in an Eligible Rule 144A Offering?

      	(See the GuideStone Funds Rule 10f-3 Procedures for definitions of the defined terms used herein).

      b. 	(1)	The securities were purchased prior to the end of the
      		first day on which any sales were made, at a price
                  that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering,
                   for any rights to purchase that are required
                   by law to be granted to existing security
                   holders of the issuer); OR                      Y

(2)	If the securities to be purchased were offered for
       subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

       c.   The underwriting was a firm commitment underwriting?    Y

d. The commission, spread or profit was reasonable and
   fair in relation to that being received by others for
   underwriting similar securities during the same period?          Y

e. The issuer of the securities, except for Eligible
Municipal Securities, and its predecessors have
been in continuous operation for not less than
three years?                                                        Y

f. (1)  The amount of the securities, other than those
          sold in      an Eligible Rule 144A Offering
          (see below), purchased by all of the investment
          companies advised by the Adviser did not exceed
          25% of the principal amount of the offering; OR           Y

	(2)	If the securities purchased were sold in an Eligible
      Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of the total of:

		(i)	The principal amount of the offering of such
                  class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

		(ii)	The principal amount of the offering of such
                  class in any concurrent public offering?          Y

g.	(1)	No affiliated underwriter of the purchasing Fund was
      a direct or indirect participant in or beneficiary of
      the sale; OR                                                  Y

	(2)	With respect to the purchase of Eligible Municipal
            Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

h.	Information has or will be timely supplied to the
      appropriate officer of the Trust for inclusion on SEC
      Form N-SAR and quarterly reports to the Trustees?            Y


I have submitted these answers and completed this form based on all available information.

Name: 	/s/ Philip K.
Holl______________________________________________________

Title:	Philip K. Holl, Senior
V.P.______________________________________________

Date:	January 21,
2009______________________________________________________